UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On January 27, 2012, the Board of Directors of PerkinElmer, Inc. (“PerkinElmer” or the “Company”) elected Peter Barrett to serve on its board of directors, effective February 7, 2012.

In connection with his election to the Board of Directors, Mr. Barrett will receive $20,000 and a stock award of PerkinElmer common stock with a fair market value of $25,000, the prorated portion of the current annual compensation for the Company’s non-employee directors. In keeping with PerkinElmer’s director compensation program, he will also receive an initial one-time grant of a stock option for 10,000 shares of PerkinElmer common stock. Each award will be made on the customary terms and conditions of grants to PerkinElmer’s non-employee directors.

A copy of the Company’s press release regarding the election of Mr. Barrett is filed with this Form 8-K and attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: February 2, 2012	/s/ JOEL S. GOLDBERG
Joel S. Goldberg Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “PerkinElmer Elects Peter Barrett to its Board of Directors” dated February 1, 2012.